As filed with the Securities and Exchange Commission on September 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QIAGEN N.V.

(Exact Name of Registrant as Specified in Its Charter)

THE NETHERLANDS	2836	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Spoorstraat 50

5911 KJ Venlo

The Netherlands

011-31-77-320-8400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Roland Sackers

Chief Financial Officer and Managing Director

QIAGEN N.V.

19300 Germantown Rd.

Germantown, Maryland 20874

(240) 686-7700

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)

With copies to:

Jonathan L. Kravetz, Esquire

Daniel H. Follansbee, Esquire

Sahir Surmeli, Esquire

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, nominal value EUR 0.01 per share(1)	—	—	—	—
Debt securities	—	—	—	—

(1)	Includes Common Shares that may be purchased by the underwriters pursuant to an over-allotment option.
(2)	An unspecified amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement, including securities that, while initially sold outside of the United States, may be later resold from time to time within the United States while a registration statement is required to be in effect or a prospectus is required to be delivered. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

QIAGEN N.V.

Common Shares

Debt Securities

We may offer and sell in any combination from time to time in one or more offerings Common Shares or debt securities. The debt securities may be convertible into or exercisable or exchangeable for our Common Shares or our other securities. This prospectus provides you with a general description of the securities we may offer.

We urge you to read this prospectus and any prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision.

Our Common Shares are traded on the Nasdaq Global Select Market, or the Nasdaq, under the symbol “QGEN” and on the regulated market (Regulierter Markt) (Prime Standard sub-sector) of the Frankfurt Stock Exchange, Prime Standard segment, under the symbol “QIA,” and with the ISIN NL0000240000.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

We may offer or sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the United States Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

Prospectus dated September 22, 2009

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“QIAGEN,” “we,” “us,” “our” and “our company” refer to QIAGEN N.V. and its subsidiaries;

•	“shares” and “common shares” refer to our Common Shares, nominal value EUR 0.01 per share; and

•	“$,” “US$,” and “U.S. dollars” refer to the legal currency of the United States.

This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our Common Shares and debt securities from time to time and in one or more offerings. This prospectus only provides you with a summary description of our Common Shares. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than Common Shares) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

QIAGEN N.V.’s functional currency is the U.S. dollar and our subsidiaries’ functional currencies are in most cases the local currency of the respective countries in which they are headquartered, in accordance with Statement of Financial Accounting Standard No. 52, “Foreign Currency Translation.” All amounts in the financial statements of entities whose functional currency is not the U.S. dollar are translated into U.S. dollar equivalents at exchange rates as follows: (1) assets and liabilities at period-end rates, (2) income statement accounts at average exchange rates for the period, and (3) components of shareholders’ equity at historical rates. Translation gains or losses are recorded in

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shareholders’ equity, and transaction gains and losses are reflected in net income. We make no representation that the non-U.S. dollar or U.S. dollar amounts referred to herein could have been or could be converted into U.S. dollars or non-U.S. dollar amounts, as the case may be, at any particular rate or at all.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus and in documents filed with or furnished to the SEC and incorporated by reference into this prospectus that are not historical facts are forward-looking statements made pursuant to the safe harbor of the U.S. federal securities laws. Our future operating results may be affected by various factors, many of which are beyond our control, including, but not limited to, the risks and uncertainties detailed under “Risk Factors” in this prospectus and from time to time in our periodic reports, including our Annual Report on Form 20-F for the year ended December 31, 2008 and in our Current Reports on Form 6-K furnished to the SEC. Certain of the statements included in this prospectus and the documents incorporated herein by reference may be forward-looking statements, including statements regarding potential future net sales, gross profit, net income and liquidity. These statements can be identified by the use of forward-looking terminology such as “believe,” “hope,” “plan,” “intend,” “seek,” “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. As a result, our future development efforts and operating results involve substantial risks. When considering forward-looking statements, you should keep in mind that the risk factors could cause our actual results to differ significantly from those contained in any forward-looking statement.

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CORPORATE INFORMATION

QIAGEN N.V. is a public company with limited liability (naamloze vennootschap) incorporated under Dutch law and is registered with the Dutch Trade Register under file number 12036979. QIAGEN began operations as a German company in 1986. QIAGEN N.V. was incorporated in the Netherlands on April 29, 1996 and has its corporate seat in Venlo, the Netherlands. Its registered office is at Spoorstraat 50, 5911 KJ Venlo (telephone number: +31 77.320.8400). As a holding company, we conduct our business through our subsidiaries located throughout Europe, Japan, Australia, Canada, the United States and other countries. We employ more than 3,100 people in over 30 locations worldwide. Our website is www.qiagen.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Item 3. Key Information—Risk Factors” in our most recently filed Annual Report on Form 20-F, which is incorporated in this prospectus by reference, as revised or supplemented by our subsequent reports which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us as described above and elsewhere in this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities from primary offerings under this prospectus for general corporate purposes, including to finance our working capital and capital expenditures, repayment or redemption of debt and to potentially fund future acquisitions. In addition, we may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to a specific primary offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending application of the net proceeds, we intend to invest the net proceeds from the sale of the securities from primary offerings under this prospectus in accordance with our investment policy.

Depending on future events, we may determine at a later time to use our net proceeds for different purposes or to allocate our net proceeds differently among the uses described above. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount and extent of our acquisitions, our product development activities, our investments in technology and the amount of cash generated by our operations. Actual expenditures may vary substantially from our estimates. We may find it necessary or advisable to use portions of the proceeds for other purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and equity in income (loss) of investees and minority interests, plus fixed charges, amortization of capitalized interest and distributed income of equity investees and losses before tax of equity investees for which charges arising from guarantees are included in fixed charges, minus capitalized interest and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

	Six Months Ended June 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	5.09	3.73	3.07	7.09	10.94	9.52

CAPITALIZATION

The following table sets forth our unaudited capitalization and other data as of June 30, 2009. You should read all of this information in conjunction with our consolidated financial statements and other financial information that are incorporated by reference in this prospectus.

As of June 30, 2009 (In thousands; unaudited)
Cash and cash equivalents	$390,311

Long-term debt, net of current portion	920,000
Capital lease obligations, net of current portion	28,440
Shareholders’ equity:
Common Shares, 0.01 EUR nominal value:
Authorized—410,000,000 shares; issued and outstanding—198,997,637 Common Shares actual	2,228
Additional paid-in capital	974,492
Retained earnings	533,425
Accumulated other comprehensive income	24,469

Total QIAGEN N.V. shareholders’ equity	1,534,614

Total capitalization	$2,483,054

No portion of the debt is guaranteed or secured. As of June 30, 2009, pursuant to the purchase agreements for certain acquisitions, we could be required to make additional contingent cash payments totaling up to $38.5 million, based on the achievement of certain revenue and operating results milestones.

Amounts representing Common Shares outstanding on June 30, 2009 exclude the following:

•	Options outstanding on June 30, 2009, to purchase 9,521,841 Common Shares at a weighted average exercise price of $14.74 per share;

•	3,336,377 Common Shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2009;

•	4,666,326 Common Shares that may be granted under our stock plan after June 30, 2009;

•	11,466,995 Common Shares initially issuable to QIAGEN Finance (Luxembourg) S.A. in connection with the conversion of presently outstanding 1.5% Senior Convertible Notes due 2024; and

•	15,000,000 Common Shares initially issuable to QIAGEN Euro Finance (Luxembourg) S.A. in connection with the conversion of presently outstanding 3.25% Senior Convertible Notes due 2026.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that QIAGEN may sell. These summaries are not meant to be a complete description of each security. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

QIAGEN N.V. is a public company with limited liability (naamloze vennootschap) incorporated under Dutch law and is registered with the Dutch Trade Register under file number 12036979. QIAGEN N.V. was incorporated on April 29, 1996 and has its corporate seat in Venlo, the Netherlands. Its registered office is at Spoorstraat 50, 5911 KJ Venlo, the Netherlands (telephone number: +31 77.320.8400). This summary does not purport to be complete and is qualified in its entirety by QIAGEN’s full articles of association, or Articles. Our Articles were amended on July 2, 2008, and are filed as an exhibit to our Annual Report on Form 20-F for the year ended December 31, 2008, and incorporated herein by reference. In this section, references to “QIAGEN,” “we,” “us,” and “our” refer solely to QIAGEN N.V. and not to its subsidiaries.

Our Objects

Our objects are found in Article 2 of our Articles. Our objects include, without limitation, the performance of activities in the biotechnology industry, as well as incorporating, acquiring, participating in, financing, managing and having any other interest in companies or enterprises of any nature, raising and lending funds and such other acts as may be conducive to our business.

Managing Directors

QIAGEN is managed by a Managing Board consisting of one or more managing directors under the supervision of the Supervisory Board. The majority view in Dutch law is that in managing QIAGEN, the managing directors must take into account our interests and our business and the interests of all stakeholders (which includes but is not limited to our shareholders). Managing directors are appointed by the general meeting of shareholders, or General Meeting, upon the joint meeting of the Supervisory Board and the Managing Board, or Joint Meeting, having made a binding nomination for each vacancy. However, the General Meeting may at all times overrule the binding nature of such a nomination by a resolution adopted by at least a two-thirds majority of the votes cast, if such majority represents more than half the issued share capital. Under our Articles, the General Meeting may suspend or dismiss a managing director at any time. The Supervisory Board shall also at all times be entitled to suspend (but not to dismiss) a managing director. Our Articles provide that the Supervisory Board may adopt management rules governing the internal organization of the Managing Board.

Furthermore, the Supervisory Board shall determine the salary, the bonus, if any, and the other compensation terms and conditions of employment of the managing directors within the scope of our remuneration policy. The remuneration policy of the Managing Board was adopted in our annual General Meeting on June 14, 2005.

Under Dutch law, in the event that there is a conflict of interest between a managing director and us, we are represented by the Supervisory Board. However, the General Meeting should at all times in an event of a conflict of interest be given the opportunity to appoint a person who is authorized to represent QIAGEN in such event.

Supervisory Directors

The Supervisory Board is responsible for supervising the policy pursued by the Managing Board and our general course of affairs. Under our Articles, the supervisory directors are required to serve our interests and our business and the interest of all stakeholders (which includes but is not limited to our shareholders) in fulfilling their duties. The Supervisory Board consists of such number of members as the Joint Meeting may from time to time determine, with a minimum of three members. The supervisory directors are appointed by the General Meeting upon the Joint Meeting having made a binding nomination for each vacancy. If during a financial year a vacancy occurs in the Supervisory Board, the Supervisory Board may appoint a supervisory director who will cease to hold office at the next annual General Meeting, with due understanding that in such case the Supervisory Board can appoint a maximum of one/third of the total supervisory directors.

Under Dutch law, the General Meeting determines the compensation of the members of the Supervisory Board upon the proposal of the compensation committee.

Under our Articles, the General Meeting may suspend or dismiss a supervisory director at any time.

Authorized Share Capital

Our Articles provide for three classes of shares. Our shares consist of Common Shares, financing preference shares and preference shares. No financing preference shares or preference shares have been issued as of the date of this prospectus.

The following table sets forth the Company’s authorized share capital.

The authorized capital of the Company amounts to EUR 9,000,000 divided into:

	Nominal value per share	Number of shares authorized
Common Shares	€0.01	410,000,000
Financing preference shares	€0.01	40,000,000
Preference shares	€0.01	450,000,000

Issued Share Capital

As of September 15, 2009, 199,328,549 Common Shares were issued and outstanding, all of which are fully paid up.

Authority to Issue Common Shares

The Supervisory Board has the power to resolve upon the issue of shares and to determine the price and further terms and conditions of such share issue, if and in so far as the Supervisory Board has been designated by the General Meeting as the authorized corporate body (orgaan) for this purpose. A designation as referred to above shall only be valid for a specific period of no more than five years and may from time to time be extended with a period of no more than five years. In our extraordinary General Meeting held on July 20, 2007, the Supervisory Board has been designated for a period of five years, commencing as of October 11, 2007, to issue shares and grant rights to subscribe for shares in the amount of our authorized share capital.

Pre-emptive Rights

Under our Articles, existing holders of Common Shares will have pre-emptive rights in respect of future issuances of Common Shares in proportion to the number of Common Shares held by them, unless limited or excluded as described below. Holders of Common Shares shall not have pre-emptive rights in respect of future issuances of financing preference shares or preference shares. Holders of financing preference shares and preference shares shall not have pre-emptive rights in respect of any future issuances of share capital. Pre-emptive rights do not apply with respect to shares issued against contributions other than in cash or shares issued to our employees or to employees of our group companies. Under our Articles, the Supervisory Board has the power to limit or exclude any pre-emptive rights to which shareholders may be entitled, provided that it has been authorized by the General Meeting to do so. The authority of the Supervisory Board to limit or exclude pre-emptive rights can only be exercised if at that time its authority to issue shares is in full force and effect. The authority to limit or exclude pre-emptive rights may be extended in the same manner as the authority to issue shares. If there is no designation of the Supervisory Board to limit or exclude pre-emptive rights in force, the General Meeting shall have authority to limit or exclude such pre-emptive rights, but only upon the proposal of the Supervisory Board.

Resolutions of the General Meeting (i) to limit or exclude pre-emptive rights or (ii) to designate the Supervisory Board as the corporate body that has authority to limit or exclude pre-emptive rights, require a majority of at least two-thirds of the votes cast in a General Meeting if less than 50% of the issued share capital is present or represented. For these purposes, issuances of shares include the granting of rights to subscribe for shares, such as options and warrants, but not the issue of shares upon exercise of such rights.

On July 20, 2007, the General Meeting resolved to authorize the Supervisory Board to issue Common Shares and financing preference shares or grant rights to subscribe to those shares for a period of five years commencing on October 11, 2007 and for a maximum of all Common Shares and financing preference shares included in our authorized share capital (as included in our Articles).

The General Meeting subsequently resolved to grant the Supervisory Board the authority to exclude or limit any pre-emptive rights. However, the General Meeting has limited this authority such that the Supervisory Board can only exclude or limit the pre-emptive rights in relation to no more than 50% of the aggregate number of Common Shares and financing preference shares authorized to be issued, or rights to subscribe for those shares available to be granted, of our authorized but unissued share capital as of October 11, 2007. The authority to exclude or limit pre-emptive rights exists for a period of five years commencing as of October 11, 2007.

Common Shares

Common Shares are issued in registered form only. Common Shares are available either without issue of a share certificate, referred to as Type I shares, or with issue of a share certificate, referred to as Type II shares, in either case in the form of an entry in the share register. At the discretion of the Supervisory Board, Type I shares may be issued and the holders of such Type I shares will be registered in either the shareholders register with American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York, 11219, United States, our transfer agent and registrar in New York, or the New York Transfer Agent, or in our shareholders register with TMF FundServices B.V., Westblaak 89, NL-3012 KG Rotterdam, the Netherlands. The Type II shares are registered with the New York Transfer Agent.

The transfer of registered shares requires that we issue a written instrument of transfer and the written acknowledgement of such transfer (or, in the case of Type II shares, the New York Transfer Agent (in our name)), and surrender of the share certificates, if any, to us or (in our name) to the

New York Transfer Agent. Upon surrender of a share certificate for the purpose of transfer of the relevant shares, we (or the New York Transfer Agent in our name) acknowledge the transfer by endorsement on the share certificate or by issuance of a new share certificate to the transferee, at the discretion of the Managing Board.

The holder of Type I shares may, upon his or her written request, cause us to convert such number of his or her Type I shares into an identical number of Type II shares as set forth in such request, against the simultaneous issuance of the corresponding share certificates. The holder of Type II shares may upon his or her written request and against simultaneous delivery to us of the share certificates issued for such Type II shares, cause us to convert such number of Type II shares into an identical number of Type I shares as set forth in such request.

Financing Preference Shares

No financing preference shares are outstanding as of the date of this prospectus. If issued, financing preference shares will be issued in registered form only. No share certificates are issued for financing preference shares. Financing preference shares must be fully paid up upon issue. The preferred dividend rights attached to financing preference shares are described under “Dividends and Other Distributions” below. We have no present plans to issue any such financing preference shares.

Preference Shares

No preference shares are outstanding as of the date of this prospectus. If issued, preference shares will be issued in registered form only. No share certificates are issued for preference shares. Only 25% of the nominal value thereof is required to be paid upon subscription for preference shares. The obligatory payable part of the nominal amount, or the call, must be equal for each preference share. The Managing Board may, subject to the approval of the Supervisory Board, resolve on which day and up to which amount a further call must be paid on preference shares which have not yet been paid up in full. The preferred dividend rights attached to preference shares are described under “Dividends and Other Distributions” below.

Pursuant to our Articles and the resolution adopted by our General Meeting on June 16, 2004, QIAGEN’s Supervisory Board is entitled to resolve to issue preference shares in case of an intended take-over of QIAGEN by (i) any person who alone or with one or more other persons, directly or indirectly, have acquired or given notice of an intent to acquire (beneficial) ownership of an equity stake which in aggregate equals 20% or more of our share capital then outstanding or (ii) an “adverse person” as determined by the Supervisory Board. For this purpose, an “adverse person” is generally any (legal) person, alone or together with affiliates or associates, with an equity stake in QIAGEN which the Supervisory Board considers to be substantial and where the Supervisory Board is of the opinion that this (legal) person has engaged in an acquisition that is intended to cause or pressure QIAGEN to enter into transactions intended to provide such person with short-term financial gain under circumstances that would not be in the interest of QIAGEN and our shareholders or whose ownership is reasonably likely to cause a material adverse impact on our business prospects.

On August 2, 2004, we entered into an agreement (as amended on 7 December 7, 2008, the Option Agreement) with Stichting Preferente Aandelen QIAGEN, or the Foundation (Stichting). Pursuant to the Option Agreement the Foundation was granted an option to acquire such number of preference shares as are equal to the total number of all outstanding Common Shares minus one in our share capital at the time of the relevant exercise of the right. The right to acquire preference shares is granted subject to the conditions referred to in the previous paragraph. Due to the implementation of EU Directive 2004/25/EC on takeover bids, or the Takeover Directive in Dutch legislation, the exercise of the option to acquire preference shares by the Foundation and the subsequent issuance of preference shares to the Foundation needs to be done with due observance and in consideration of the restrictions imposed by the public offer rules as described under “Obligations of Shareholders to Make a Mandatory Public Offer under Dutch Law” below.

The Foundation was incorporated on August 2, 2004. Its principal office is located at Spoorstraat 50, 5911 KJ Venlo, the Netherlands. Its statutory objectives are to protect our interests and our enterprise and the enterprises of companies which are linked to us. The Foundation shall attempt to accomplish its objectives by way of acquiring preference shares in the share capital of us and to exercise the voting rights in our interests and the interests of our stakeholders.

The Foundation’s board shall consist of at least two directors. Upon incorporation of the Foundation, two board members were appointed to the Foundation’s board. Future Foundation board members shall be appointed by the board of the Foundation. Board resolutions will be adopted by unanimity of the votes cast. The Foundation will be represented either by its board or by the chairman of its board.

Acquisition of Our Own Shares

We may acquire our own shares, subject to certain provisions of Dutch law and our Articles, if (i) shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called-up capital and any reserves required by Dutch law or our Articles and (ii) we and our subsidiaries would not thereafter hold shares with an aggregate nominal value exceeding half (50%) of our issued share capital. The Managing Board, subject to the approval of the Supervisory Board, may effect our acquisition of shares in our own capital. Our acquisitions of shares in our own capital may only take place if the General Meeting has granted to the Managing Board the authority to effect such acquisitions. Such authority may apply for a maximum period of five years and must specify the number of shares that may be acquired, the manner in which shares may be acquired and the price limits within which shares may be acquired. On June 24, 2009, the General Meeting resolved to extend the authorization of the Managing Board in such manner that the Managing Board may cause us to acquire shares in our own share capital, up to 10% of the outstanding shares, for an 18 month period from June 24, 2009 until December 24, 2010 without limitation at a price between one Euro cent (Euro 0.01) and one hundred ten percent (110%) of the price for such shares on Nasdaq for the five trading days prior to the day of purchase, or, with respect to preference and finance preference shares, at a price between one Euro cent (Euro 0.01) and three times the issuance price and in accordance with applicable provisions of Dutch law and our Articles.

No votes may be cast at a General Meeting on shares in our share capital held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge in respect of shares held by us or by our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct or the right of pledge was granted prior to the time such shares were acquired by us or by a subsidiary of ours. Neither we nor a subsidiary of ours may cast votes in respect of a share on which it holds a right of usufruct or a right of pledge.

As of the date of this prospectus, none of the issued Common Shares in our share capital are held by us or by any of our subsidiaries.

General Meetings, Voting Rights and Other Shareholder Rights

The annual General Meeting is required to be held within six months after the end of each fiscal year for the purpose of, among other things, adopting the annual accounts and filling of any vacancies on the Managing and Supervisory Boards.

Extraordinary General Meetings are held as often as deemed necessary by the Managing Board or Supervisory Board, or upon the request of one or more shareholders and other persons entitled to attend meetings jointly representing at least 40% of our issued share capital or by one or more shareholders, jointly representing at least 10% of our issued share capital as provided for and in accordance with Dutch law.

General Meetings are held in Amsterdam, Haarlemmermeer (Schiphol Airport), Arnhem, Maastricht, Rotterdam, Venlo or The Hague. The notice convening a General Meeting must be given to the shareholders by advertisement in at least one national daily newspaper published in the Netherlands no later than the fifteenth day prior to the meeting. The notice will contain the agenda for the meeting or state that the agenda can be obtained at our offices.

The agenda shall contain such subjects to be considered at the General Meeting, as the persons convening or requesting the meeting shall decide. Under Dutch law, holders of shares representing solely or jointly at least one hundredth part (1%) of the issued share capital, or representing a value of at least EUR 50,000,000 may request QIAGEN, not later than on the sixtieth day prior to the day of the General Meeting, to include certain subjects on the notice convening a meeting, provided that it is not detrimental to the vital interest of QIAGEN. No valid resolutions can be adopted at a General Meeting in respect of subjects which are not mentioned in the agenda.

General Meetings are presided over by the Chairman of the Supervisory Board or, in his absence, by any person nominated by the Supervisory Board.

At the General Meeting, each share shall confer the right to cast one vote, unless otherwise provided by law or our Articles. No votes may be cast in respect of shares that we or our subsidiaries hold, or by usufructuaries and pledgees. All shareholders and other persons entitled to vote at General Meetings are entitled to attend General Meetings, to address the meeting and to vote. They must notify the Managing Board in writing of their intention to be present or represented not later than on the third day prior to the day of the meeting, unless the Managing Board permits notification within a shorter period of time prior to any such meeting. Subject to certain exceptions, resolutions may be passed by a simple majority of the votes cast.

Except for resolutions to be adopted by the meeting of holders of preference shares, our Articles do not allow the adoption of shareholders resolutions by written consent (or otherwise without holding a meeting).

A resolution of the General Meeting to amend our Articles, dissolve QIAGEN, issue shares or grant rights to subscribe for shares or limit or exclude any pre-emptive rights to which shareholders shall be entitled is valid only if proposed to the General Meeting by the Supervisory Board.

A resolution of the General Meeting to amend our Articles is only valid if the complete proposal has been made available for inspection by the shareholders and the other persons entitled to attend General Meetings at our offices as from the day of notice convening such meeting until the end of the meeting. A resolution to amend our Articles to change the rights attached to the shares of a specific class requires the approval of the relevant class meeting.

Resolutions of the General Meeting in a meeting that has not been convened by the Managing Board and/or the Supervisory Board, or resolutions included on the agenda for the meeting at the request of shareholders, will be valid only if adopted with a majority of two-thirds of votes cast representing more than half the issued share capital, unless our Articles require a greater majority or quorum. Our Articles do not provide for shareholders to act by written consent outside of a General Meeting.

A resolution of the General Meeting to approve a legal merger or the sale of all or substantially all of our assets is valid only if adopted by a vote of at least two-thirds of the issued share capital, unless proposed by the Supervisory Board, in which case a simple majority of the votes cast shall be sufficient.

A shareholder shall upon request be provided, free of charge, with written evidence of the contents of the share register with regard to the shares registered in its name. Furthermore any shareholder shall, upon written request, have the right, during normal business hours, to inspect our share register and a list of our shareholders and their addresses and shareholdings, and to make copies or extracts therefrom. Such request must be directed to our Managing Directors at our registered office in the Netherlands or at our principal place of business. Financial records and other company documents (other than those made public) are not available in this manner for shareholder review, but an extract of the minutes of the General Meeting shall be made available.

According to Dutch law, certain resolutions of the Managing Board regarding a significant change in the identity or nature of the company or the enterprise are subject to the approval of the General Meeting. The following resolutions of the Managing Board require the approval of the General Meeting in any event:

•	the transfer of the enterprise or practically the entire enterprise to a third party;

•

the entry into or termination of a long-term cooperation of ours or one of our subsidiaries (dochtermaatschappijen) with another legal person or partnership or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for us; and

•

the acquisition or divestment by us or one of our subsidiaries (dochtermaatschappijen) of a participating interest in the capital of a company having a value of at least one-third of the amount of our assets according to our consolidated balance sheet and explanatory notes in our last adopted annual accounts.

Dividends and Other Distributions

Subject to certain exceptions, dividends may only be paid out of profits as shown in our annual financial statements as adopted by the General Meeting. Distributions may not be made if the distribution would reduce shareholders’ equity below the sum of the paid-up capital and any reserves required by Dutch law or our Articles.

Out of profits, dividends must first be paid on any outstanding preference shares, or the Preference Share Dividend, in a percentage, or the Preference Share Dividend Percentage, of the obligatory call amount paid up on such shares at the beginning of the fiscal year in respect of which the distribution is made. The Preference Share Dividend Percentage is equal to the average main refinancing rates during the financial year for which the distribution is made. Average main refinancing rate shall be understood to mean the average value on each individual day during the financial year for which the distribution is made of the main refinancing rates prevailing on such day. The main refinancing rate shall be understood to mean the rate of the Main Refinancing Operation as determined and published from time to time by the European Central Bank. If and to the extent that profits are not sufficient to pay the Preference Share Dividend in full, the deficit shall be paid out of the reserves, with the exception of any reserve which was formed as share premium reserve upon the issue of financing preference shares. If in any fiscal year the profit is not sufficient to make the distributions referred to above and if no distribution or only a partial distribution is made from the reserves referred to above, such that the deficit is not fully made good no further distributions will be made as described below until the deficit has been made good.

Out of profits remaining after payment of any dividends on preference shares, the Supervisory Board shall determine such amounts as shall be kept in reserve. Out of any remaining profits not allocated to reserve, a dividend, or the Financing Preference Share Dividend, shall be paid on the financing preference shares in a percentage, or the Financing Preference Share Dividend Percentage, over the nominal value of the financing preference shares, increased by the amount of share premium that was paid upon the first issue of financing preference shares. The Financing Preference Share Dividend Percentage is related to a fixed average effective yield on the prime interest rate on corporate loans in the United States as quoted in the Wall Street Journal as set forth in article 40.4 of our Articles. If and to the extent that the profits are not sufficient to pay the Financing Preference Share Dividend in full, the deficit may be paid out of the reserves if the Managing Board so decides with the approval of the Supervisory Board, with the exception of the reserve which was formed as share premium upon the issue of financing preference shares.

Insofar as the profits have not been distributed or allocated to reserves as specified above, the General Meeting may act to allocate such profits, provided that no further dividends will be distributed on the preference shares or the financing preference shares.

The General Meeting may resolve, on the proposal of the Supervisory Board, to distribute dividends or reserves, wholly or partially, in the form of QIAGEN shares.

Distributions as described above are payable as from a date to be determined by the Supervisory Board. The date of payment on Type I shares may differ from the date of payment on Type II shares. Distributions will be made payable at an address or addresses in the Netherlands to be determined by the Supervisory Board, as well as at least one address in each country where the shares are listed or quoted for trading. The Supervisory Board may determine the method of payment of cash distributions, provided that cash distributions in respect of Type II shares will, subject to certain exceptions, be paid in the currency of a country where our shares are listed or quoted for trading, converted at the close of business on a day to be determined for that purpose by the Supervisory Board. Distributions in cash that have not been collected within five years and two days after they have become due and payable shall revert to QIAGEN.

Dutch law provides that the declaration of dividends out of the profits that are at the free disposal of the General Meeting is the exclusive right of the General Meeting. This is different from the corporate law of most jurisdictions in the United States, which permit a corporation’s board of directors to declare dividends.

Financial Year and Annual Accounts

Our financial year coincides with the calendar year. Dutch law and our Articles require that within four months after the end of our fiscal year, the Managing Board must make available a report with respect to such fiscal year, including our financial statements for such year prepared under International Financial Reporting Standards and accompanied by a report of an independent accountant. The General Meeting appoints and auditor to audit the financial statements and to issue a report thereon. On June 24, 2009, our shareholders appointed Ernst & Young Accountants LLP to serve as our auditors for the fiscal year ending December 31, 2009.

Capital Reduction

Subject to the provisions of Dutch law and our Articles, the General Meeting may, upon the proposal of the Supervisory Board, resolve to reduce the issued share capital by (i) canceling shares or (ii) reducing the nominal value of shares through an amendment of our Articles. Cancellation with repayment of shares or partial repayment on shares or release from the obligation to pay up may also be made or given exclusively with respect to Common Shares, financing preference shares or preference shares.

Dissolution and Liquidation

The General Meeting may resolve to dissolve QIAGEN. If QIAGEN is dissolved, the liquidation shall be carried out by the person designated for that purpose by the General Meeting, under the supervision of the Supervisory Board. The General Meeting shall upon the proposal of the Supervisory Board determine the remuneration payable to the liquidators and to the person responsible for supervising the liquidation.

During the liquidation process, the provisions of our Articles will remain applicable to the extent possible.

In the event of our dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses will be distributed among registered holders of Common Shares in proportion to the nominal value of their Common Shares, subject to liquidation preference rights of holders of preference shares and financing preference shares, if any.

Liability of Managing Directors and Supervisory Directors

Under Dutch law, as a general rule, Managing Directors and Supervisory Directors are not liable for obligations we incur. Under certain circumstances, however, they may become liable, either towards QIAGEN (internal liability) or to others (external liability). Some exceptions are described below.

Liability Towards QIAGEN

Failure of a Managing or Supervisory Director to perform his or her duties does not automatically lead to liability. Liability is only incurred in the case of a clear, indisputable shortcoming about which no reasonably judging business-person would have any doubt. In addition, the Managing or Supervisory Director must be deemed to have been grossly negligent. Managing Directors are jointly and severally liable for failure of the Managing Board and Supervisory Board as a whole, but an individual Managing Director will not be held liable if he or she is determined not to have been responsible for the mismanagement and has not been negligent in preventing its consequences. Supervisory Directors are jointly and severally liable for failure of the Managing Board and Supervisory Board as a whole, but an individual Supervisory Director will not be held liable if he or she is determined not to have been responsible for the mismanagement and has not been negligent in preventing its consequences.

Liability for Misrepresentation in Annual Accounts

Managing and Supervisory Directors are jointly and severally liable to any third party for damages suffered as a result of misrepresentation in the annual accounts, annual report or interim statements of QIAGEN, although a Managing or Supervisory Director will not be held liable if found not to be personally responsible for the misrepresentation. Moreover, a Managing or Supervisory Director may be found to be criminally liable if he or she deliberately publishes false annual accounts or deliberately allows the publication of such false annual accounts.

Tort Liability

Under Dutch law, there can be liability if one has committed a tort (onrechtmatige daad) against another person. Although there is no clear definition of “tort” under Dutch law, breach of a duty of care towards a third party is generally considered to be a tort. Therefore, a Dutch corporation may be held liable by any third party under the general rule of Dutch laws regarding tort claims. In exceptional cases, Managing Directors and Supervisory Directors have been found liable on the basis of tort under Dutch common law, but it is generally difficult to hold a Managing or Supervisory Director personally liable for a tort claim. Shareholders cannot base a tort claim on any losses which derive from and coincide with losses we suffered. In such cases, only we can sue the Managing or Supervisory Directors.

Criminal Liability

Under Dutch law, if a legal entity has committed a criminal offence, criminal proceedings may be instituted against the legal entity itself as well as against those who gave order to or were in charge of the forbidden act. As a general rule, it is held that a Managing Director is only criminally liable if he or she played a reasonably active role in the criminal act.

No Derivative Actions; Right to Request Independent Inquiry

Dutch law does not afford shareholders the right to institute actions on behalf of us or in our interest. Shareholders holding at least 10% of our issued share capital or EUR 225,000 in nominal amount of our shares may inform the Managing Board and the Supervisory Board of their objections as to our policy or the course of our affairs and, within a reasonable time thereafter, may request the Enterprise Chamber of the Court of Appeal, or Enterprise Chamber, in Amsterdam to order an inquiry into the policy and the course of our affairs by independent investigators. Other stakeholders, such as holders of depositary receipts, are also entitled to make such a request. If such an inquiry is ordered and the investigators conclude that there has been mismanagement, the shareholders can request the Enterprise Chamber to order certain measures such as a suspension or annulment of resolutions.

Restrictions on Transfer of Preference Shares

The Supervisory Board, upon application in writing, must approve each transfer of preference shares. If approval is refused, the Supervisory Board will designate prospective purchasers willing and able to purchase the shares, otherwise the transfer will be deemed approved.

Limitations in our Articles on Rights to Own Securities

Other than with respect to usufructuaries and pledgees who have no voting rights, our Articles do not impose limitations on rights to own our securities.

Ownership Threshold Requiring Disclosure

Our Articles do not provide an ownership threshold above which ownership must be disclosed. However there are statutory requirements to disclose share ownership above certain thresholds under United States and Dutch law. See “Shareholding Disclosure Obligations under Dutch Law” below.

Exchange Controls

There are currently no limitations either under the laws of the Netherlands or in our Articles on the rights of shareholders from outside the Netherlands to hold or vote our Common Shares. Under current foreign exchange regulations in the Netherlands, there are no material limitations on the amount of cash payments that we may remit to residents of foreign countries.

Restrictions on Foreign Ownership

There are no restrictions on the foreign ownership of our shares under Dutch law or the Articles.

Disclosure of Financial and Other Information

Under EU rules we are required to prepare annual financial reports and semi-annual reports in accordance with IFRS and make these available to the public within four and two months, respectively, from the end of the period to which they relate. Our financial year coincides with the calendar year. In addition, under these rules, we must make available to the public interim management statements during the first and the second half of each financial year, in the period between 10 weeks after the beginning of and six weeks before the end of the relevant six-month period.

Our annual and semi-annual financial reporting is subject to supervision by the AFM pursuant to the Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or FRSA. Pursuant to the FRSA, the AFM may request that we clarify the manner in which we applied Dutch or European financial reporting standards that apply to us. If we do not comply with such a request, the AFM may request the Enterprise Chamber to order us to do so, and may request that we be subject to a penalty (dwangsom). The AFM is also entitled to request the Enterprise Chamber to order us to amend our annual financial reporting in accordance with the Enterprise Chamber’s directions after the AFM has notified us of its findings and if it finds this necessary in the interest of an adequate functioning of the securities markets and the interest of investors active on those markets. The scope of the AFM’s authority under the FRSA extends to half-year reports.

Our shares are also listed in Germany on the regulated market (Regulierter Markt) (Prime Standard sub-sector) of the Frankfurt Stock Exchange. Accordingly, in addition to the supervision by the AFM described above, our financial reporting required by German law is subject to supervision by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht), or the BaFin. The BaFin may issue orders to ensure compliance with the reporting obligations under the German Securities Trading Act and impose administrative fines in case of non-compliance. Besides, our annual and half-year financial statements may be reviewed by the German Financial Reporting Enforcement Panel (Deutsche Prüfstelle für Rechnungslegung) for their compliance with applicable laws and reporting standards.

Furthermore, we are subject to ad-hoc disclosure obligations under the German Securities Trading Act.

Dutch law and the German Securities Trading Act provide for specific rules intended to prevent insider trading and market manipulation. In light of these rules, we have adopted a code of conduct in respect of the reporting and regulation of transactions in our securities by our employees and the members of our Managing Board and Supervisory Board.

Obligations of Shareholders to Make a Mandatory Public Offer under Dutch Law

The Dutch act implementing the Takeover Directive requires any shareholder who individually or together with persons with whom he or she acts in concert, directly or indirectly obtains control of QIAGEN, to make a public offer for all issued and outstanding shares in our share capital. “Control” (overwegende zeggenschap) is defined as the ability to exercise at least 30% of the votes in the General Meeting. In the event control is acquired either a mandatory offer must be launched or within 30 days the relevant stake must be decreased below the 30% voting rights threshold, provided no voting rights have been exercised during this period and the shares are not sold to a controlling shareholder. The Enterprise Chamber may extend this period by an additional 60 days. There are certain exemptions to the duty to make a mandatory offer. The mandatory offer obligation does not apply, for instance, to an independent legal person (such as the Foundation) which after the announcement of a public offer obtains protective shares (beschermingsaandelen), such as our preference shares, for a period of, at the maximum, two years. The Enterprise Chamber may also, at our request, determine that such a shareholder is not required to make a mandatory offer when our financial condition and the business related to it gives rise thereto.

As for the rules governing a public offer for our Common Shares, since our Common Shares are not admitted to trading on a regulated market in the Netherlands, but admitted to trading on the regulated market (Regulierter Markt) (Prime Standard sub-sector) of the Frankfurt Stock Exchange, any public offer for shares in our capital is partly governed by German law and partly by Dutch law: the German Takeover Act (Wertpapiererwerbs- und Übernahmegesetz) applies to matters relating to the bid procedure, the consideration offered and the contents of the offer document, whereas Dutch law applies to matters relating to the information to be provided to our employees and matters relating to company law, in particular the percentage of voting rights which confers control and any derogation from the obligation to launch the public offer, as well as the conditions under which the Managing Board may undertake any action which might result in the frustration of the bid.

Squeeze Out Procedures under Dutch law

Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who for his or her own account contributes at least 95.0% of our issued capital may institute proceedings against our minority shareholders jointly for the transfer of their shares to him or her. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him or her. Unless the addresses of all of them are known to him or her, he or she shall also publish the same in a daily newspaper with a national circulation.

With the implementation of the Takeover Directive, the rules for squeeze out procedures have been supplemented. The Dutch Takeover Act provides that the offeror under a public offer is also entitled to start a squeeze out procedure if, following the public offer, the offeror contributes at least 95.0% of the share capital and represents at least 95.0% of the total voting rights. The claim for a takeover squeeze out needs to be filed with the Enterprise Chamber within three months following the expiry of the acceptance period of the offer. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise

Chamber on the value to be paid for the shares of the minority shareholders. In principle, the offer price is considered reasonable as long as 90.0% or more of the shares have been acquired. The Dutch Takeover Act also entitles those minority shareholders that have not previously tendered their shares under a public offer to transfer their shares to the offeror, provided that the offeror has acquired at least 95.0% of the share capital and represents at least 95.0% of the total voting rights. In regard to price, the same procedure as for takeover squeeze out proceedings initiated by an offeror applies. The claim also needs to be filed with the Enterprise Chamber within three months following the expiry of the acceptance period of the offer.

Shareholding Disclosure Obligations under Dutch Law

Certain holders of our shares are subject to notification obligations under the FMSA. Shareholders are advised to seek professional advice on these obligations.

Shareholders

Pursuant to Chapter 5.3 of the FMSA, any person who, directly or indirectly, acquires or disposes of an interest in the capital or voting rights of QIAGEN must immediately notify the AFM by means of a standard form, if, as a result of such acquisition or disposal, the percentage of capital interest or voting rights held by such person in QIAGEN reaches, exceeds or falls below any of the following thresholds: 5% (a bill is being considered that would reduce this to 3%), 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95% of the voting rights or capital interests in the issued capital of QIAGEN. A notification requirement also applies if a person’s capital interest or voting rights reaches, exceeds or falls below the abovementioned thresholds as a result of a change in our total share capital or voting rights. Such notification has to be made no later than the fourth trading day after the AFM has published our notification as described below. We are required to notify the AFM immediately of the changes to our total share capital or voting rights if our share capital or voting rights changes by 1% or more since our previous notification. We must furthermore quarterly notify the AFM within eight days after the relevant quarter, in the event our share capital or voting rights changed by less than 1% in that relevant quarter since our previous notification.

Furthermore, every holder of 5% (a bill is being considered that would reduce this to 3%) or more of our share capital or voting rights whose interest at December 31 at midnight differs from a previous notification to the AFM, as a result of certain acts (including but not limited to the exchange of our shares for depository receipts and the exercise of a right to acquire our shares) must notify the AFM within four weeks. Controlled entities, within the meaning of the FMSA, do not have notification obligations under the FMSA, as their direct and indirect interests are attributed to their (ultimate) parent. Any person may qualify as a parent for purposes of the FMSA, including an individual. A person who has a 5% (a bill is being considered that would reduce this to 3%) or larger interest in our share capital or voting rights and who ceases to be a controlled entity for these purposes must immediately notify the AFM. As of that moment, all notification obligations under the FMSA will become applicable to that entity. For the purpose of calculating the percentage of capital interest or voting rights, among other metrics, the following interests must be taken into account: (i) our shares or voting rights on our shares directly held (or acquired or disposed of) by a person, (ii) our shares or voting rights on our shares held (or acquired or disposed of) by such person’s subsidiaries or by a third party for such person’s account or by a third party with whom such person has concluded an oral or written voting agreement (including a discretionary power of attorney), and (iii) our shares or voting rights on our shares which such person, or any subsidiary or third party referred to above, may acquire pursuant to any option or other right held by such person (or acquired or disposed of, including, but not limited to, on the basis of convertible bonds). Special rules apply with respect to the attribution of our shares or voting rights on our shares which are part of the property of a partnership or other community of property. A holder of a pledge or right of usufruct (vruchtgebruik) in respect of our shares can also be subject to the notification obligations of the FMSA, if such person has, or can acquire, the right to vote on our shares or, in the case of depository receipts, our underlying shares. The acquisition of (conditional) voting rights by a pledgee or usufructuary may also trigger the notification obligations as if the pledgee or beneficial owner were the legal holder of our shares or voting rights on our shares.

Public registry

The AFM does not issue separate public announcements of these notifications. It does, however, keep a public register of all notifications under the FMSA on its website ww.afm.nl. Third parties can request to be notified automatically by e-mail of changes to the public register in relation to a particular company’s shares or a particular notifying party.

Non-compliance

Non-compliance with the notification obligations under the FMSA may lead to criminal fines, administrative fines, imprisonment or other sanctions. In addition, non-compliance with the shareholding disclosure obligations under the FMSA may lead to civil sanctions, including suspension of the voting rights relating to our shares held by the offender for a period of not more than three years and a prohibition applicable to the offender to acquire any of our shares or voting rights on our shares for a period of up to five years.

Shareholding Disclosure Obligations under German Law

As our Common Shares are listed on the regulated market (Regulierter Markt) (Prime Standard sub-sector) of the Frankfurt Stock Exchange, we are subject to a number of provisions of the German Securities Trading Act with respect to disclosure of holdings and reporting duties. If we receive a shareholder ownership notification pursuant to the Dutch rules on shareholding disclosure obligations described above, we must publish such notification without undue delay at the latest within three trading days from receipt of the notification, in accordance with sections 19 et seq. of the German Securities Trading Reporting and Insider List Ordinance (Wertpapierhandelsanzeige- und Insiderverzeichnisverordnung), notify such publication to BaFin, and submit it to the German company register (Unternehmensregister) for storage without undue delay, but not prior to the publication. The same applies if we, or a third party on our account, reaches, exceeds or falls below the thresholds of 5% or 10% with regard to its holding in our shares; publication in this case must occur at the latest within four trading days after reaching, exceeding or falling below the named thresholds. We must furthermore, at the end of each calendar month during which the total number of voting rights has changed, publish the total number of voting rights, notify the BaFin of such publication and transmit this information to the German company register without undue delay, but not prior to the publication.

Shareholding Disclosure Obligations for Members of the Managing Board and Supervisory Board and Certain Others under Dutch Law

Chapter 5.3 of the FMSA also requires the members of the Managing Board and Supervisory Board to immediately give written notice to the AFM by means of a standard form of their holdings of shares and voting rights in QIAGEN and of any changes therein.

Pursuant to Chapter 5.4 of the FMSA, members of the Managing Board and Supervisory Board (unless they have already notified the AFM under Chapter 5.3 of the FMSA) and any other persons who have (co)managerial responsibilities, and in that capacity have the authority to make decisions affecting our future developments and business prospects and have regular access to inside information relating, directly or indirectly, to us, as well as persons closely related with them, must give written notice to the AFM by means of a standard form of any transactions conducted on his or her own account relating to Common Shares or in securities the value of which is determined by the value of our Common Shares. The AFM must generally be notified within five business days following the relevant transaction date.

The AFM does not issue separate public announcements of these notifications. It does, however, keep a public register of all notifications under the FMSA on its website ww.afm.nl. Third parties can request to be notified automatically by e-mail of changes to the public register in relation to a particular company’s shares or a particular notifying party.

Disclosure Obligations for Certain Insiders under German Law

The German Securities Trading Act requires that persons having an executive position in a listed stock corporation (referred to herein as “Executives”) notify their own transactions in shares of QIAGEN or related financial instruments, in particular, derivatives, to the stock corporation and to the BaFin within five working days. This applies also to persons closely related to Executives. Immediately upon receipt, we are obligated to publish such notification and to notify BaFin of the publication and, after publication, to submit it to the German company register. The obligation does not apply as long as the total amount of the transactions by an Executive and the persons closely related to such Executive does not reach a total amount of € 5,000.00 by the end of the calendar year.

Executives are members of a management, administrative or supervisory body of the stock corporation as well as such other persons who regularly have access to insider information within the meaning of the German Securities Trading Act and are authorized to make material business decisions.

The following persons are deemed to be closely related to an Executive: spouses, registered partners, dependent children and other relatives who, at the time when the transaction must be notified, have been living for at least one year in the same household as the Executive. Legal entities in which the above persons perform management duties are also subject to the notification requirement. This regulation also encompasses such legal persons, companies and institutions which are directly or indirectly controlled by an Executive or a person closely related to such Executive that were formed for the benefit of such person or whose economic interests largely correspond to those of such person.

A fine may be imposed for culpable failure to comply with the reporting obligation.

Corporate Governance

On December 9, 2003 the Dutch Corporate Governance Committee presented the Dutch Corporate Governance Code, or the Code. The provisions of the Code took effect on January 1, 2005 and apply to annual reports for financial years starting on or after January 1, 2004. The Code contains principles and best practice provisions for managing boards, supervisory boards, shareholders and General Meetings, financial reporting, auditors, disclosure, compliance and enforcement standards.

The Code applies to all Dutch public companies with limited liability whose (depositary receipts for) shares are admitted to trading on a regulated market in the European Economic Area, or EEA. Under Dutch law such companies are required to disclose in their annual reports whether or not they apply the principles and best practice provisions of the Code and, if they do not apply those provisions, to give the reasons for such non-application. This apply or explain principle does not apply to those provisions of the Code that are a reflection of mandatory Dutch law.

Our corporate governance structure and compliance with the Code is the joint responsibility of the Managing Board and the Supervisory Board. They are accountable for this to the General Meeting. We continue to seek ways to improve our corporate governance by measuring ourselves against international best practice.

Non application of a specific best practice provision is not in itself considered objectionable under the Code and may well be justified because of particular circumstances relevant to a company. In accordance with Dutch law we disclosed the application of the principles and best practice provisions of the Code in our annual report of 2008. To the extent we do not apply certain principles and best practice provisions or do not intend to apply these in the current or the subsequent financial year, we state the reasons therefore.

We apply the Code as the guiding principle for our corporate governance policy. We fully meet the intent of the Code and adhere to almost all principles and best practices provisions of the Code. However, there are a few best practice provisions that we prefer not to apply, due to the international character of QIAGEN and to the fact—acknowledged by the committee that drafted the Code—that existing contractual agreements between us and individual members of the Managing Board cannot be set aside at will. Below, we indicate which specific provisions of the Code we do not apply and we will also explain why a provision is not applied.

•	Best practice provision II.1.1 recommends that a Managing Board member is appointed for a maximum period of four years. A member may be reappointed for a term of not more than four years at a time.

The members of the Managing Board are appointed annually for the period beginning on the date following the annual General Meeting up to and including the date of the annual General Meeting held in the following year. The employment agreements we have with Peer M. Schatz and Roland Sackers have an indefinite term, but can be terminated with three months notice by the member of the Managing Board and with six months notice by us. These agreements were entered into before the Code became applicable and their term was not re-negotiated as this was not considered to be in our interest. All members of the Managing Board have additional employment agreements with other of our affiliates which have a term deviating from the term set forth in the employment agreements with us.

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Best practice provision II.2.1 recommends that options to acquire shares are a conditional remuneration component and become unconditional only when the Managing Board members have fulfilled predetermined performance criteria after a period of at least three years from the grant date. Further, best practice provision II.2.2 provides that if a company grants unconditional options to Managing Board members, it shall apply performance criteria.

From time to time, the members of our Managing Board are granted options to acquire our Common Shares with an exercise price that is higher than the market price as of the grant date (as determined by reference to an organized trading market or association). Since the holder cannot realize any value from these options unless the value of our Common Shares is increased above the exercise price, increasing shareholder value in that quantifiable manner is the “performance criteria” that must be fulfilled for these options.

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Best practice provision II.2.3 recommends that shares granted to Managing Board members without financial consideration shall be retained for a period of at least five years or until at least at the end of the employment, if this period is shorter. The number of shares to be granted shall be dependent on the achievement of challenging targets specified beforehand.

The members of our Managing Board are granted restricted stock units from time to time. Restricted stock units represent rights to receive Common Shares at a future date. The number of granted restricted stock units is dependent on the achievement of pre-defined performance goals. Restricted stock units are usually structured such that 40% of a grant vests after three years, 50% after five years and the remaining 10% after ten years.

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Best practice provision II.2.6 recommends that the Supervisory Board shall draw up regulations concerning ownership of and transactions in securities in Dutch listed companies by Managing Board members, other than securities issued by their ‘own’ company. The regulations shall be posted on the company’s website. A Managing Board member shall give periodic notice, but in any event at least once a quarter, of any changes in his or her holding of securities in Dutch listed companies to the compliance officer or, if the company has not appointed a compliance officer, to the Chairman of the Supervisory Board. A Managing Board member who invests exclusively in listed investment funds or who has transferred the discretionary management of his or her securities portfolio to an independent third party by means of a written mandate agreement is exempted from compliance with this last provision.

Since we are a company which is not listed in the Netherlands we do not see a conflict with potential trades by Managing Board members in securities in Dutch listed companies. Further, we are subject to several rules in Germany and the United States regarding the ownership and transactions by Managing Board members in our shares the compliance of which we consider sufficient.

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Best practice provision II.2.7 recommends that the maximum remuneration in the event of dismissal of a Managing Board member is one year’s salary (the ‘fixed’ remuneration component). If the maximum of one year’s salary would be manifestly unreasonable for a Managing Board member who is dismissed during his or her first term of office, such board member shall be eligible for a severance pay not exceeding twice the annual salary.

As explained above (best practice provision II.1.1), the Managing Board members have, in addition to their employment agreement with us, entered into employment agreements with certain of our affiliates. These agreements have a term of 24 months and 36 months respectively. In case of a termination of such agreements without serious cause as defined by the applicable law, the respective affiliate would remain obliged to compensate such Managing Board member for the remaining term of his or her employment agreement.

•	Best practise provision III.3.5 recommends that a person may be appointed to the Supervisory Board for a maximum of three 4-year terms.

The Chairman of the Supervisory Board, Prof. Riesner has been a member of our Supervisory Board since its establishment in 1996. As a co-founder, and based on his in-depth knowledge of QIAGEN and our industry, his scientific expertise and due to his excellent connections in the scientific community, we strongly support Prof. Riesner’s re-appointment beyond the 12 year term as recommended by the Code.

•	Best practice provision III.7.1 recommends that a Supervisory Board member should not be granted any shares and/or rights to shares by way of remuneration.

We have granted stock options to the members of our Supervisory Board as a remuneration component since our establishment. This practice is in compliance with international business practice in our industry and we consider the grant of stock options or stock rights as an important incentive to attract individuals with the required skills and expertise to serve on our Supervisory Board.

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Best practice provision III.7.3 recommends that the Supervisory Board shall adopt a set of regulations containing rules governing ownership of and transactions in securities by Supervisory Board members, other than securities issued by their ‘own’ company. The regulations shall be posted on the company’s website. A Supervisory Board member shall give periodic notice, but in any event at least once a quarter, of any changes in his or her holding of securities in Dutch listed companies to the compliance officer or, if the company has not appointed a compliance officer, to the Chairman of the Supervisory Board. A Supervisory Board member who invests exclusively in listed investment funds or who has transferred the discretionary management of his or her securities portfolio to an independent third party by means of a written mandate agreement is exempted from compliance with this last provision.

See our statement to best practice provision II.2.6 above.

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Pursuant to best practice provision IV.1.1, a General Meeting is empowered to cancel binding nominations of candidates for the Managing Board and Supervisory Board, and to dismiss members of either board by a simple majority of votes of those in attendance, although the company may require a quorum of at least one third of the voting rights outstanding for such vote to have force. If such quorum is not represented, but a majority of those in attendance votes in favor of the proposal, a second meeting may be convened and its vote will be binding, even without a one-third quorum.

Our Articles currently state that the General Meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, if such majority represents more than half of the issued share capital. Although a deviation from provision IV.1.1 of the Code, the Supervisory Board and the Managing Board hold the view that these provisions will enhance the continuity of our management and policies.

•	Best practice provision IV.1.7 recommends that the company shall determine a registration date for the exercise of the voting rights and the rights relating to meetings.

We do not make use of a registration date. All of our shares are registered shares and all shareholders are welcome to attend a shareholders meeting, provided that a shareholder needs to inform us of his or her intention to do so by the date mentioned in the notice of the meeting. As shareholders are not obliged to block their shares to participate in a meeting, this has the same effect as a registration date, be it that a shareholder can only vote a number of shares held by him or her at the date of the meeting. We make use of a notional record date, only to enable us to distribute documentation regarding the meeting to shareholders.

On December 10, 2008 the Dutch Corporate Governance Monitoring Committee adopted certain amendments to the Code, or the 2008 Code. The 2008 Code will in due course be designated by governmental decree to replace the Code. The 2008 Code will apply to financial years starting on or after January 1, 2009. We are currently reviewing the 2008 Code. Most of the changes, such as explicit attention to corporate social responsibility, are already standard practice for us. In accordance with Dutch law our compliance with the 2008 Code will be reflected in our annual report for the financial year 2009 and onwards.

Cross-Border Exercise of Shareholders Rights

On July 11, 2007, the European Council of Ministers formally adopted a Directive on the exercise of certain rights of shareholders in listed companies, or the Directive on shareholders’ rights. The Directive aims to facilitate the (cross-border) exercise of shareholders’ rights in companies which have their registered office and whose shares are admitted to trading on a regulated market within the European Union, through the introduction of minimum standards. The Directive on shareholders’ rights seeks to ensure that shareholders, no matter where they are residing, have timely access to complete information and simple means to exercise certain rights, voting rights in particular, at a distance. The Directive on shareholders’ rights should have been implemented in the Netherlands not later than August 3, 2009, but the Dutch bill implementing the Directive on shareholders’ rights is still under consideration by the Dutch Parliament.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer in a primary offering under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	whether or not the series of notes will be convertible;

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the terms on which the notes may be convertible into or exchangeable for Common Shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of Common Shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable;

•	the place where securities will be delivered in the case of convertible or exchangeable debt securities;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal and Dutch income tax considerations;

•	the denominations and currency in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

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reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

Events of default with respect to any series of notes that we may issue will be set forth in a prospectus supplement relating to such series of notes.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

TAXATION

We will set forth or incorporate by reference in the applicable prospectus supplement a description of material U.S. federal income tax and Netherlands tax consequences relating to the purchase, ownership and disposal of any securities that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	a combination of these pricing methods.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the purchase price of our securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters, with respect to a sale of offered securities, will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may directly solicit offers to purchase offered securities and sell offered securities directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against specified civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as agents to solicit offers by specified institutions to purchase offered securities pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us in the ordinary course of business for which they have received or will continue to receive customary compensation.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Common Shares, which are traded on the Nasdaq Global Select Market, or the Nasdaq, under the symbol “QGEN” and on the regulated market (Regulierter Markt) (Prime Standard sub-sector) of the Frankfurt Stock Exchange under the symbol “QIA,” and with the ISIN NL0000240000. We may elect to list any other class or series of securities on any exchange and, in the case of our Common Shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Netherlands and substantial portions of our assets are located outside of the United States. In addition, certain members of our Managing and Supervisory Boards, our officers and certain experts named herein reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such other persons, or to enforce outside the United States judgments obtained against us or such other persons in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. securities laws. There is no treaty between the United States and the Netherlands for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment which has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Dutch court will, in principle, give binding effect to the final judgment which has been rendered in the United States unless such judgment contravenes Dutch principles of public policy. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us, members of our Managing or Supervisory Boards, our officers or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the federal securities laws. In addition, there is doubt as to whether a Dutch court would impose civil liability on us, the members of our Managing or Supervisory Boards, our officers or certain experts named herein in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands against us or such members, officers or experts, respectively.

LEGAL MATTERS

The validity of the issuance of any Common Shares offered will be passed upon by De Brauw Blackstone Westbroek N.V., Amsterdam, the Netherlands. Certain other legal matters with respect to U.S. federal laws will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, our U.S. counsel. Attorneys at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. own an aggregate of approximately 8,000 of our Common Shares. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. may rely upon De Brauw Blackstone Westbroek N.V. with respect to matters governed by the laws of the Netherlands and upon Linklaters LLP with respect to matters governed by German law.

EXPERTS

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (formerly Ernst & Young AG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft), independent registered public accounting firm, has audited our consolidated financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement, and the effectiveness of our internal control over financial reporting as of December 31, 2008 and 2007, as set forth in their reports, which are incorporated by reference herein. Our financial statements and schedule and our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2008 and 2007 are incorporated by reference in reliance on the reports of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (formerly Ernst & Young AG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft), given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 20-F as of, and for the year ended, December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Digene Corporation for each of the three years in the period ended June 30, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Digene Corporation financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we have filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and the exhibits and schedules thereto if you would like to find out more about us and about the Common Shares. This prospectus summarizes material provisions of contracts and other documents that we refer to. Since this prospectus may not contain all the information that you may find important, you should review a full text of these documents. We have included copies of these documents as exhibits to our registration statement.

We file annual reports on Form 20-F with, and furnish periodic reports on Form 6-K to, the SEC. You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing to the public reference section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The filings we have made with the SEC through its electronic filing system, EDGAR, are also available to the public from the SEC’s website at http://www.sec.gov. The SEC website contains reports, proxy and information statements and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we subsequently file with or furnish to the SEC and that is deemed incorporated by reference in this prospectus will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus will be deemed to incorporate by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2008, filed on March 25, 2009, to the extent the information in that report has not been updated or superseded by this prospectus;

•

our report of Form 6-K submitted on August 14, 2009, which contains our unaudited consolidated interim financial statements as of and for the six months ended June 30, 2009, to the extent the information in that report has not been updated or superceded by this prospectus;

•

our report on Form 6-K submitted on September 22, 2009, which includes historical financial information of Digene Corporation to the extent the information in that report has not been updated or superseded by this prospectus; and

•

the description of the Common Shares contained in our Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•

In addition, any future amendments to our Annual Report on Form 20-F referred to above, any future reports on Form 6-K indicating they are so incorporated and any future annual reports on Form 20-F together with any amendments to such documents, in each case that we file after the date of this prospectus and prior to the termination of an offering pursuant to this prospectus will be deemed to be incorporated by reference in and to be a part of this prospectus from the respective dates of filing of those documents. References in this prospectus to “our latest Annual Report on Form 20-F” are to our Annual Report on Form 20-F that we have most recently filed with the SEC.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to that date. Any statement contained in this prospectus or in a document, all or any portion of which is incorporated or deemed to be incorporated by reference into this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supercedes. Any statement that is modified or superseded in this way shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Upon written or oral request, we will provide a copy of any or all of these filings, at no cost, to each person, including any beneficial owner, to whom this prospectus is delivered. You may request such copies by writing or telephoning us at QIAGEN, N.V., c.o. QIAGEN GmbH, QIAGEN Strasse 1, 40724 Hilden, Germany, + 49 (0) 2103-29-11710, Attention: Investor Relations.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Article 27 of QIAGEN’s articles of association provides that it shall indemnify every person who is or was a Managing Director, Supervisory Director, officer or proxy against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any threatened, pending or completed action, suit or proceeding actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably could believe to be in or not opposed to QIAGEN’s best interests. An exception is made in respect of any claim, issue or matter instituted by or on behalf of QIAGEN as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to QIAGEN.

Item 9.	Exhibits

Exhibits		Description
1.1	*	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger, dated June 3, 2007, among QIAGEN N.V., QIAGEN North American Holdings, Inc., QIAGEN Merger Sub, LLC and Digene Corporation. Note: As permitted by Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have not been filed herewith. QIAGEN will furnish supplementally a copy of any omitted schedule to the SEC upon request.(2)

4.1		Articles of Association as confirmed by notorial deed as of July 2, 2008 (English translation).(1)

4.2		Indenture between QIAGEN Finance (Luxembourg) S.A., QIAGEN N.V., Deutsche Trustee Company Limited, Deutsche Bank AG and Deutsche Bank Luxembourg S.A. dated August 18, 2004.(3)

4.3		Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2024 Issued By QIAGEN Finance (Luxembourg) S.A. dated August 18, 2004.(3)

4.4		Amendment to Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2024 Issued By QIAGEN Finance (Luxembourg) S.A. dated July 1, 2006.(4)

4.5		Indenture between QIAGEN Euro Finance (Luxembourg) S.A., QIAGEN N.V., Deutsche Trustee Company Limited, Deutsche Bank AG and Deutsche Bank Luxembourg S.A. dated May 16, 2006.(4)

4.6		Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2026 Issued By QIAGEN Euro Finance (Luxembourg) S.A. dated May 8, 2006.(4)

4.7		Amendment to Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2026 Issued By QIAGEN Euro Finance (Luxembourg) S.A. dated July 1, 2006.(4)

4.8		Term Loan and Revolving Credit Facilities Agreement, dated July 13, 2007, between QIAGEN N.V. and Deutsche Bank AG.(5)

4.9		Syndication and Amendment Agreement, dated September 25, 2007, between QIAGEN N.V. and Deutsche Bank AG.(6)

Exhibits	Description
4.10	Form of Senior Indenture.

4.11	Form of Subordinated Indenture.

4.12*	Form of Senior Note.

4.13*	Form of Subordinated Note.

5.1	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of the common shares.

5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the legality of the debt securities.

8.1*	Opinion regarding tax matters.

12.1	Computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm of QIAGEN N.V.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of QIAGEN N.V.

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Digene Corporation.

23.4	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).

23.5	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2).

24.1	Power of Attorney (included in signature pages in Part II of registration statement).

25.1*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated herein by reference.
(1)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on March 25, 2009.
(2)	Incorporated by reference to Form F-4 (File No. 333-143791) of QIAGEN N.V. filed with the Securities and Exchange Commission on June 15, 2007.
(3)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on April 19, 2005.
(4)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on April 2, 2007.
(5)	Incorporated by reference to Amendment No. 2 to Schedule TO of QIAGEN N.V. filed with the Securities and Exchange Commission on July 18, 2007.
(6)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on March 20, 2008.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Venlo, the Netherlands on September 22, 2009.

QIAGEN N.V.

By:	/s/ Peer M. Schatz
Peer M. Schatz
Managing Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Peer M. Schatz, Dr. Joachim Schorr, Mr. Bernd Uder and Mr. Roland Sackers, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3 of QIAGEN N.V., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Peer M. Schatz Peer M. Schatz	Managing Director, Chief Executive Officer (principal executive officer)	September 22, 2009

/s/ Dr. Joachim Schorr Dr. Joachim Schorr	Managing Director	September 22, 2009

/s/ Bernd Uder Bernd Uder	Managing Director	September 22, 2009

/s/ Roland Sackers Roland Sackers	Managing Director, Chief Financial Officer (principal financial and accounting officer and Authorized Representative in the United States)	September 22, 2009

/s/ Prof. Dr. Detlev H. Riesner Prof. Dr. Detlev H. Riesner	Chairman of the Supervisory Board, Supervisory Director	September 22, 2009

/s/ Dr. Metin Colpan Dr. Metin Colpan	Supervisory Director	September 22, 2009

/s/ Erik Hornnaess Erik Hornnaess	Deputy Chairman of the Supervisory Board, Supervisory Director	September 22, 2009

/s/ Prof. Dr. Manfred Karobath Prof. Dr. Manfred Karobath	Supervisory Director	September 22, 2009

/s/ Dr. Werner Brandt Dr. Werner Brandt	Supervisory Director	September 22, 2009

/s/ Heino von Prondzynski Heino von Prondzynski	Supervisory Director	September 22, 2009

INDEX TO EXHIBITS

Exhibits		Description
1.1*		Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger, dated June 3, 2007, among QIAGEN N.V., QIAGEN North American Holdings, Inc., QIAGEN Merger Sub, LLC and Digene Corporation. Note: As permitted by Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have not been filed herewith. QIAGEN will furnish supplementally a copy of any omitted schedule to the Commission upon request.(2)

4.1		Articles of Association as confirmed by notorial deed as of July 2, 2008 (English translation).(1)

4.2		Indenture between QIAGEN Finance (Luxembourg) S.A., QIAGEN N.V., Deutsche Trustee Company Limited, Deutsche Bank AG and Deutsche Bank Luxembourg S.A. dated August 18, 2004.(3)

4.3		Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2024 Issued By QIAGEN Finance (Luxembourg) S.A. dated August 18, 2004.(3)

4.4		Amendment to Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2024 Issued By QIAGEN Finance (Luxembourg) S.A. dated July 1, 2006.(4)

4.5		Indenture between QIAGEN Euro Finance (Luxembourg) S.A., QIAGEN N.V., Deutsche Trustee Company Limited, Deutsche Bank AG and Deutsche Bank Luxembourg S.A. dated May 16, 2006.(4)

4.6		Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2026 Issued By QIAGEN Euro Finance (Luxembourg) S.A. dated May 8, 2006.(4)

4.7		Amendment to Agreement In Connection With The Delivery Of Common Shares In The Share Capital Of QIAGEN N.V. Pursuant To Convertible Notes Due 2026 Issued By QIAGEN Euro Finance (Luxembourg) S.A. dated July 1, 2006.(4)

4.8		Term Loan and Revolving Credit Facilities Agreement, dated July 13, 2007, between QIAGEN N.V. and Deutsche Bank AG.(5)

4.9		Syndication and Amendment Agreement, dated September 25, 2007, between QIAGEN N.V. and Deutsche Bank AG.(6)

4.10		Form of Senior Indenture.

4.11		Form of Subordinated Indenture.

4.12	*	Form of Senior Note.

4.13	*	Form of Subordinated Note.

5.1		Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of the common shares.

5.2		Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the legality of the debt securities.

8.1*		Opinion regarding tax matters.

12.1		Computation of ratio of earnings to fixed charges.

23.1		Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm of QIAGEN N.V.

23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of QIAGEN N.V.

Exhibits		Description
23.3		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Digene Corporation.

23.4		Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).

23.5		Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2).

24.1		Power of Attorney (included in signature pages in Part II of registration statement).

25.1	*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2	*	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a Report on Form 6-K of the registrant and incorporated herein by reference.
(1)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on March 25, 2009.
(2)	Incorporated by reference to Form F-4 (File No. 333-143791) of QIAGEN N.V. filed with the Securities and Exchange Commission on June 15, 2007.
(3)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on April 19, 2005.
(4)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on April 2, 2007.
(5)	Incorporated by reference to Amendment No. 2 to Schedule TO of QIAGEN N.V. filed with the Securities and Exchange Commission on July 18, 2007.
(6)	Incorporated by reference to the Annual Report on Form 20-F of QIAGEN N.V. filed with the Securities and Exchange Commission on March 20, 2008.